                                                                      Exhibit 11




            PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE

          (Dollars and Share Data in Thousands, except Per Share Data)
                                   (Unaudited)

                                                        As of and For the Three        As of and For the Six
                                                         Months Ended June 30,          Months Ended June 30
                                                       ------------------------      -------------------------
                                                       1998             1997(1)       1998             1997(1)
                                                      -------          -------       -------          -------
Weighted Average Common Shares Outstanding ....        12,298           12,176        12,280           12,155

Weighted Average Share Equivalents  Outstanding         2,840            2,674         2,826            2,631
                                                      -------          -------       -------          -------

Weighted Average Shares and Share

 Equivalents Outstanding ......................        15,138           14,850        15,106           14,786
                                                      =======          =======       =======          =======

Net Income ....................................       $ 4,841          $ 3,992       $ 9,359          $ 7,614
                                                      =======          =======       =======          =======

Basic Earnings per Share ......................       $  0.39          $  0.33       $  0.76          $  0.63
                                                      =======          =======       =======          =======

Diluted Earnings per Share ....................       $  0.32          $  0.27       $  0.62          $  0.51
                                                      =======          =======       =======          =======




(1) 1997 share information restated to reflect a two-for-one split of the Company's common stock distributed in November 1997.